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                                                                 EXHIBIT 10.33


                              SETTLEMENT AGREEMENT

        THIS SETTLEMENT AGREEMENT (this "Agreement") is made and entered into as of October __, 1996, by and between Instant Video Technologies, Inc., a Delaware corporation ("IVT") and Bennett Johnston ("Johnston"), with reference to the following facts:

        A. Johnston and IVT are parties to that certain Consulting Agreement dated April 26, 1994 and Modifications #1 through #3 thereto (collectively, the "Consulting Agreement").

        B. The Company has also issued to Johnston a Promissory Note dated September 13, 1994 (the "Existing Note") in the principal amount of $25,000 in exchange for a $25,000 loan to the Company by Johnston. A copy of the Existing
Note is attached as Exhibit B hereto.

        C. Johnston has made claims upon IVT concerning its obligations pursuant to the Consulting Agreement and otherwise, certain of which claims have been disputed by IVT.

        D. IVT and Johnston now desire to settle, on mutually agreeable terms, all disputes and claims existing between them arising out of any and all of their dealings prior to the date hereof, regardless of when accruing, including, without limitation, claims which have been alleged or which could have been alleged relating to the Consulting Agreement, upon the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions hereinafter contained, Johnston and IVT agree as follows:

        1. Mutual General Release. Johnston, on the one hand, and IVT, on the other hand, shall execute, and hereby agree to be bound by, the terms of a Mutual General Release (the "Release"), in the form annexed hereto as Exhibit A and by this reference made a part hereof. Said Release shall be executed and delivered concurrently with the execution and delivery of this Agreement, in duplicate counterparts by Johnston; and IVT, each of which shall be deemed an original.

        2. Consideration.

                (a) Initial Cash Consideration. IVT shall pay to Johnston, concurrently with the execution and delivery of this Agreement, the sum of $42,500 in cash.

                (b) Additional Cash Payments. In addition to the payment referred to in subparagraph (a) above, IVT shall, commencing on the one-month anniversary of this Agreement, make 16

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successive monthly payments to Johnston in the amount of $5,000 each (for an aggregate of $80,000 of such additional cash payments)

        (c) Delivery of Promissory Notes. IVT shall deliver to Johnston, concurrently with the execution and delivery of this Agreement, two separate promissory notes, the first of which shall be in the principal amount of $6,000 and shall be dated as of August 19, 1994 with a maturity date of August 19, 1997 and the second of which shall be in the principal amounts of $10,000 and shall be dated as of February 24, 1994 with a maturity date of February 24, 1998, which Promissory Notes shall be in substantially the same form as the Existing Note (except as set forth above and except that Sections 2, 3.3 and 5.5 of the Existing Notes shall be deleted).

        (d) Existing Note Obligations. IVT hereby agrees to honor its payment obligations under the Existing Note.

        (e) Additional Contingent Compensation. In addition, IVT agrees to pay Johnston an amount equal to 5% of the first $1 million, 4% of the second $1 million, 3% of the third $1 million, 2% of the fourth $1 million and 1% of any amounts exceeding $5 million of equity investment in IVT made by Itochu Technology, Inc. on or before February 26, 1997. IVT shall provide Johnston with written notice of any such investment within 7 days of its receipt of same. Johnston acknowledges and agrees that IVT has made no representations concerning the likelihood of any such investment being made in IVT, that there can be no assurance that any such investment will be made and that IVT may accept or reject any such investment (if offered) in its sole and absolute discretion.

    3. No Disparagement. Johnston and IVT each agree that they shall not make any specific or implied statement, written or oral, or otherwise engage in any communication which disparages the other (or any of them or their respective officers, directors, employees, agents or business practices).

    4. Covenant Not to Sue. Johnston on the one hand, and IVT on the other, agree that they will not bring, commence, institute, maintain or prosecute any action or other proceeding against the other(s), its or their agents, representatives, heirs, directors, officers, attorneys, employees, servants, affiliates, subsidiaries, stockholders, predecessors, successors and assigns, either affirmatively or by way of cross-complaint or counterclaim, on any alleged claims, demands, liabilities, causes of action, suits, debts, liens, contracts, agreements, promises, losses, damages, costs or expenses that are barred by the Release to be executed pursuant to Paragraph 1 hereof, including statements or representations made in securing this Agreement, provided that this covenant not to sue shall not extend to any action arising out of a breach of the terms of this Agreement.

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        5.  Breach or Default. In the event of any breach or default of this
Agreement by Johnston or IVT, the non-breaching party or parties shall have all rights and remedies provided by law and equity to enforce this Agreement including, without limitation, an action for damages and a suit to obtain specific performance of the terms of this settlement.

        6. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        7. Integration and Modification. This Agreement and the Exhibits attached hereto and made a part hereof constitute the entire agreement and understanding among Johnston and IVT as to the subject matter hereof, and merge all prior discussions, negotiations and agreements, written or oral, express or implied, respecting the subject matter hereof. It is expressly understood and agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except in a writing duly executed by the party or parties to be charged.

        8. No Reliance on Other Representations. In entering into this Agreement, Johnston and IVT have each been advised by legal counsel and have performed an independent investigation of all facts and circumstances deemed relevant by such party to an evaluation of this settlement. Each party represents and warrants that in entering into this Agreement, he or it is relying solely and exclusively on such independent investigation and the advice of counsel, and is not relying on any inducements, promises, warranties or representations not expressly set forth herein.

        9. Successors and Assigns. This Agreement and the Release shall inure to the benefit of, and shall be binding on, Johnston and IVT and each of them and their respective agents, representatives, heirs, partners, directors, officers, attorneys, employees, servants, affiliates, subsidiaries, stockholders, predecessors, successors, assigns, successors in title, and successors in interest, if any.

        10. Governing Law and Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law applicable to choice of law. In the event any provision of this Agreement or the application of any of its provisions shall be held by a Court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

        11. Counterparts. This Agreement may executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This

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        IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Settlement Agreement as of the date and year first above written.

JOHNSTON:

/s/ BENNETT JOHNSTON
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IVT:

INSTANT VIDEO TECHNOLOGIES, INC.
a Delaware corporation

By: /s/ GARY R. FAMILIAN
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   Gary R. Familian, President